Exhibit 3.3

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBYCERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"PISH POSH BABY LLC", A DELAWARE LIMITED LIABILITY COMPANY,WITH AND INTO "PISHPOSH, INC." UNDER THE NAME OF "PISHPOSH, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2022, AT 10:35 O'CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6509225 8100M SR# 20220717235	Authentication: 202782949 Date: 02-28-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 1B-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is PishPosh, Inc.____________, a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Pish Posh Baby LLC ___________________.

SECOND The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is PishPosh, Inc.

FOURTH: The merger is to become effective on. February 24, 2022 For accounting purposes only.

FIFTH: The Agreement of Merger is on file at 1915 Swarthmore Ave Lakewood NJ 08701, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be it’s Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 24 day of February , A.D., 2022 .

By:	/s/ Dov Kurlander
Authorized Officer
Name:	Dov Kurlander
Print or Type
Title;	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 02/25/2022
FILED 10:35 AM 02/25/2022
SR 20220717235 - File Number 6509225